                                                                  Exhibit T3A-14

                          CERTIFICATE OF INCORPORATION

                                       OF

                    OGDEN MARTIN SYSTEMS OF PENNSAUKEN, INC.

                                    * * * * *

To:  The Secretary of State
     State of New Jersey

         THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:

         FIRST: The name of the corporation is

                    OGDEN MARTIN SYSTEMS OF PENNSAUKEN, INC.

         SECOND: The purpose or purposes for which the corporation is organized are:

         To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

         THIRD: The aggregate number of shares which the corporation shall have authority to issue is one hundred (100) shares of the par value of One Dollar ($1.00) each.

         FOURTH: The address of the corporation's initial registered office is 28 West State Street, Trenton, New Jersey 08608, and the name of the corporation's initial registered agent at such address is The Corporation Trust Company.

         FIFTH: The number of directors constituting the initial board of directors shall be four (4); and the names and addresses of the directors are as follows:

     NAME                                                ADDRESSES

DONALD A. KRENZ                                  c/o Ogden Corporation
                                                 277 Park Avenue
                                                 New York, New York 10172

ROBERT E. CURRY, JR.                             c/o Ogden Corporation
                                                 277 Park Avenue
                                                 New York, New York 10172

DAVID L. SOKOL                                   c/o Ogden Corporation
                                                 277 Park Avenue
                                                 New York, New York 10172

SALVATORE S. FERRARA                             c/o Ogden Corporation
                                                 277 Park Avenue
                                                 New York, New York 10172

         SIXTH: The names and addresses of the incorporators are as follows:

     NAMES                                                ADDRESSES

JOAN BRUNSON                                     1633 Broadway
                                                 New York, New York 10019

PAMELA A. BRISTOL                                1633 Broadway
                                                 New York, New York 10019

VINCENT R. SMITH                                 1633 Broadway
                                                 New York, New York 10019

         IN WITNESS WHEREOF, we, the incorporators of the above named corporation, have hereunto signed this Certificate of Incorporation on the 20th day of August, 1985.

                                                 /s/ Joan Brunson
                                                 ------------------------------
                                                 Joan Brunson

                                                 /s/ Pamela A. Bristol
                                                 -------------------------------
                                                 Pamela A. Bristol

                                                 /s/ Vincent R. Smith
                                                 ------------------------------
                                                 Vincent R. Smith

                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                    OGDEN MARTIN SYSTEMS OF PENNSAUKEN, INC.

To:      The Secretary of State
         State of New Jersey

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is Ogden Martin Systems of Pennsauken, Inc.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 5th day of January, 1993:

                  "RESOLVED, that Article 'FIRST' of the Certificate of Incorporation of the Corporation be amended to read as follows:

                               'FIRST: The name of the corporation is

                                   OGDEN ENGINEERING SERVICES, INC.'"

         3. The number of shares entitled to vote upon the amendment was 100.

         4. That in lieu of a meeting and vote of the shareholders and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the shareholder without a meeting pursuant to the written consent of the shareholder, and the number of shares represented by such consent is 100 shares.

         5. The effective date of this Amendment to the Certificate of Incorporation shall be upon filing by the Secretary of State of New Jersey.

Dated this 5th day of January, 1993.

                                        OGDEN MARTIN SYSTEMS OF PENNSAUKEN, INC.

William C. Goldate
Senior V.P.
GE 24848                                By:/s/ Jeffrey R. Horowitz
                                        -----------------------------
                                        Jeffrey R. Horowitz
                                        Senior Vice President

                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                        OGDEN ENGINEERING SERVICES, INC.

To:      The Secretary of State
         State of New Jersey

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporation, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is Ogden Engineering Services, Inc.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 20th day of January, 1994:

         "RESOLVED, that Article `SECOND' of the Certificate of Incorporation of the Corporation be amended to read as follows:

                  `SECOND: The purpose or purposes for which the corporation is organized are:

                  To design and supervise new construction and installation or reconstruction, modification and repairs in whole or in part of solid waste resource recovery facilities, or component parts, sections, or systems thereof, which combust or otherwise process municipal solid waste to produce and sell steam and/or electricity and other recovered resources, together with all other activities necessary for, or incidental to, the foregoing, including:

                  (i) To purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade in and deal in and with real estate and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description);

                  (ii) To borrow or lend money, and to make and issue notes, bonds, debentures, obligations, and evidence of indebtedness of all kinds, whether secured by mortgage, pledge, or otherwise, without limit as to amount, and to secure the same by mortgage, pledge, or contracts of every kind and description;

                  (iii) To purchase, receive, take by grant, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with, real property, or any interest therein, wherever situated;

                  (iv) To subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations and securities of any corporation, government, authority or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds and to finance and refinance the same; and to guaranty the obligations of other persons, fins or corporations;

                  (v) To carry on any business, operation or activity referred to in the foregoing paragraphs either alone or in conjunction with, or as a partnership, joint venture or other arrangement with, any corporation, association, trust, firm or individual; and

                  (vi) To do any other thing permitted by all present and future laws of the State of New Jersey applicable to business corporations and to corporations authorized for the practice of engineering."

         3. The number of shares entitled to vote upon the amendment was 100.

         4. That in lieu of a meeting and vote of the shareholders and in accordance with the provisions of Section l4A:5-6, the amendment was adopted by the shareholder without a meeting pursuant to the written consent of the shareholder, and the number of shares represented by such consent is 100 shares.

         5. The effective date of this Amendment to the Certificate of Incorporation shall be upon filing by the Secretary of State of New Jersey.

         Dated this 20th day of January, 1994.

                                            OGDEN ENGINEERING SERVICES, INC.

                                            By: /s/ Jeffrey R. Horowitz
                                                ------------------------------
                                                Jeffrey R. Horowitz
                                                Senior Vice President

C-102A Rev 12/93

                      New Jersey Department of the Treasury
                               Division of Revenue
                           Certificate of Amendment to
                          Certificate of Incorporation
                    (For Use by Domestic Profit Corporations)

         Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4
         (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.       The name of the corporation is:

         OGDEN ENGINEERING SERVICES, INC.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of February, 2001.

Resolved, that Article First of the Certificate of Incorporation be amended to read as follows: First: The name of the corporation is COVANTA ENGINEERING SERVICES, INC.

3. The number of shares outstanding at the time of the adoption of the amendment was: 100 The total number of shares entitled to vote thereon was: 100

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon each such class or series. (Omit if not applicable).
N/A

4. The number of shares voting for and against such amendment Is as follows: (If the shares of any class or series are entitled to vote ass class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment            Number of Shares Voting Against Amendment
-------------------------------------            -----------------------------------------
                100                                                   0

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable). N/A

6.       Other provisions: (Omit if not applicable).

N/A

                                                 By:

                                                       (Signature)

Dated this 1st day of March 2001                       Executive Vice-President

May be executed by the Chairman of the Board, or the Presidents, or a Vice President of the Corporation.